Exhibit 10.50

ELEVENTH AMENDMENT TO THIRD AMENDED AND
RESTATED SENIOR LOAN AND SECURITY AGREEMENT

           This Eleventh Amendment to Third Amended and Restated Senior Loan and Security Agreement (“Eleventh Amendment”) entered into as of the 25th day of February, 2004 by and among Interpool, Inc. (“Interpool”), Interpool Limited (“Limited”), Interpool Finance Corp. (“Finance”) and Trac Lease, Inc. (“TracLease”), each with an address at 211 College Road East, Princeton, New Jersey 08540 (each a “Borrower” and collectively “Borrowers”), PNC Bank, National Association, a national banking corporation, in its capacity as agent, syndication agent and as lender (“PNC”, “Agent” or “Syndication Agent”), and Fleet National Bank (successor by merger to Bank Boston, N.A.), a national banking corporation, in its capacity as documentation agent and as lender (“Fleet” or “Documentation Agent”), along with each of the other lenders listed on the signature pages hereof, in their capacity as lenders (each individually, including PNC and Fleet in their capacity as lenders, is a “Lender” and collectively, they are referred to as “Lenders”).

BACKGROUND

           A. On or about December 19, 1997, Borrowers, certain Lenders and certain other banking institutions entered into the Third Amended and Restated Senior Loan and Security Agreement (as has been and may be further amended, supplemented or replaced from time to time, the "Loan Agreement") pursuant to which such banking institutions agreed to make certain advances to Borrowers under amended and restated terms and conditions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

           B. On October 31, 2003, Borrowers and Lenders entered into the Ninth Amendment to the Loan Agreement ("Ninth Amendment") whereby Lenders made amendments to the Loan Agreement to address the Delayed Financial Statements (as defined in the Ninth Amendment) and certain other amendments to the Loan Agreement.

           C. On January 9, 2004, Borrowers and Lenders entered into the Tenth Amendment to the Loan Agreement ("Tenth Amendment") whereby Lenders made certain amendments to the Loan Agreement and Ninth Amendment.

           D. Borrowers have requested that certain amendments and modifications be made to the Loan Agreement (including the Ninth and Tenth Amendments) and Agent, Lenders and Borrowers desire to so modify and make additional amendments.

           NOW, THEREFORE, with the foregoing background incorporated by reference, the parties hereto, intending to be legally bound hereby, agree as follows:

           1. Amendments.

                 (a) Notwithstanding anything to the contrary contained in Section 6.2(f) of the Loan Agreement (as amended by the Ninth and Tenth Amendments), Interpool shall be permitted to file its form 10-Q for the periods ended March 31, 2003, June 30, 2003, September 30, 2003, March 31, 2004, June 30, 2004 and September 30, 2004 and its form 10-K for the period ending December 31, 2003 with the Securities and Exchange Commission no later than the following corresponding dates:

                       Report                        Filing Date
                -------------------------------------  ------------------
                 March 31, 2003              10-Q      February 29, 2004
                 June 30, 2003               10-Q      April 15, 2004
                 September 30, 2003          10-Q      May 31, 2004
                 December 31, 2003           10-K      August 31, 2004
                 March 31, 2004              10-Q      December 31, 2004
                 June 30, 2004               10-Q      December 31, 2004
                 September 30, 2004          10-Q      December 31, 2004

                 (b) Notwithstanding anything to the contrary contained in Section 6.11(a)(i) of the Loan Agreement (as amended by the Ninth and Tenth Amendments), Interpool and its Consolidated Subsidiaries, shall be permitted to deliver to Agent and each Lender, the Financial Statements for the fiscal year ended December 31, 2003 no later than the earlier of (A) August 31, 2004 and (B) the earliest date any such Financial Statements are required to be delivered by another of Borrowers' lenders or providers of any other credit accommodation under any loan document, indenture or other material agreement whether for containers, chassis or otherwise, (including after giving effect to extensions granted after the date hereof);

                 (c) Notwithstanding anything to the contrary contained in Section 6.11(a)(iii) of the Loan Agreement (as amended by the Ninth and Tenth Amendments), Interpool and the Consolidated Subsidiaries shall be permitted to deliver to the Agent and each Lender the unaudited quarterly Financial Statements to be included in Interpool's Form 10-Q for the following fiscal quarters by the corresponding date:

          Quarterly Report                 Delivery Date
        -----------------------            -----------------------------
        March 31, 2003                     February 29, 2004
        June 30, 2003                      April 15, 2004
        September 30, 2003                 May 31, 2004
        March 31, 2004                     No Later than December 31, 2004
        June 30, 2004                      No Later than December 31, 2004
        September 30, 2004                 No Later than December 31, 2004

provided, however; that notwithstanding the foregoing, in each instance, such delivery dates shall be no later than the earlier of the dates set forth above or the earliest date such Financial Statements are required to be delivered by another of Borrowers’ lenders or providers of any other credit accommodation under any loan document, indenture or other material agreement whether for containers, chassis or otherwise, (including after giving effect to extensions granted after the date hereof);

                 (d) Section 8.1 (o) of the Loan Agreement (as set forth in the Ninth Amendment) is hereby amended as follows:

(o) Notwithstanding anything to the contrary contained herein, if upon the occurrence of a "Revolving Period Termination Event", an "Amortization Event" and/or a "Series 2003-CP Amortization Event", which is not waived prior to the next scheduled Payment Date, as defined in the Amended and Restated Indenture dated as of September 1, 2002 as amended from time to time, including by the Series 2003-CP Supplement dated as of May 1, 2003 by and among Intermodal Chassis Issuance, LLC, as Issuer, Interpool, Inc., as Servicer, Wachovia Securities, Inc., as VFCC Deal Agent and as Administrative Agent and JP Morgan Chase Bank, as ICI Indenture Trustee (as amended from time to time the "CP Supplement"), or if any payment is otherwise made as a result of any Revolving Period Termination Event, Amortization Event and/or Series 2003-CP Amortization Event, then an Event of Default shall be deemed to have occurred hereunder.

                 (e) Notwithstanding anything to the contrary contained in the Loan Agreement, as amended by the Third Amendment to the Loan Agreement dated as of July 20, 2000, the Maximum Credit Limit, shall permanently reduce as set forth in Schedule A attached hereto. As of the date corresponding to each reduction in the Maximum Credit Limit, Borrowers shall pay to Agent, on behalf of Lenders, an amount equal to the difference between the then outstanding balance of the Credit Facility and the then applicable Maximum Credit Limit. On or before the Credit Facility Maturity Date, Borrowers shall indefeasibly repay in full all of the Obligations.

                 (f) Notwithstanding anything to the contrary contained in Section 5(a) of the Ninth Amendment, Borrowers shall maintain at all times unrestricted cash and unrestricted Cash Equivalents (as defined in the Ninth Amendment) (collectively referred to herein as "Minimum Cash Balance") in an aggregate amount in excess of $60,000,000 and at least $67,500,000 as of the last Business Day of each month; provided, however, that at such time as the Borrowers enter into (i.e. close and fund) the currently anticipated financing transaction in an amount of not less than $55,000,000 ("Anticipated Finance Transaction"), the Minimum Cash Balance shall be reduced to an aggregate amount in excess of $60,000,000. In addition and notwithstanding the foregoing, (i) upon each reduction in the Maximum Credit Limit described in Section 1(e) above, through August 31, 2004, the applicable Minimum Cash Balance shall, as and when Borrowers make each such payment as may be necessary to achieve compliance with Section 1(e) above, reduce dollar for dollar by the amount of such reductions of the Maximum Credit Limit until the Minimum Cash Balance reaches $50,000,000, and (ii) as of September 1, 2004, the Minimum Cash Balance shall further reduce, as and when Borrowers make each additional payment as may be necessary to achieve compliance with Section 1(e) above, on a dollar for dollar basis by the amount of such reductions of the Maximum Credit Limit through the Credit Facility Maturity Date. The requirement to maintain a Minimum Cash Balance shall be eliminated immediately upon Interpool filing all of the Delayed Financial Statements with the Securities and Exchange Commission. Notwithstanding anything to the contrary contained herein, monies advanced under the Anticipated Finance Transaction shall be applied immediately upon receipt to payment of the Equipment Payables (as hereinafter defined).

                 (g) Notwithstanding anything to the contrary contained in Section 5(g) of the Ninth Amendment, as amended by the Tenth Amendment, Borrowers, Agent and Lenders acknowledge that the refinancing of the debt owed to UBS AG ("UBS") as lender under that certain Master Credit Agreement among UBS, Interpool, Ltd. as borrower and Interpool, Inc. as guarantor dated as of October 15, 1998 ("UBS Credit Facility"), by the Anticipated Finance Transaction shall not constitute a Lender Concession, solely to the extent of such refinancing by the Anticipated Finance Transaction, provided, however, that any fees and expenses associated therewith shall be included as Lender Concessions. Moreover, Borrowers, Agent and Lenders acknowledge that the payments by Borrowers to Agent on behalf of Lenders and to any other party in conjunction with, or as a direct result of, the reduction in the Maximum Credit Limit shall not constitute a Lender Concession.

                 (h) Notwithstanding the limitations on Lender Concessions contained in the Ninth Amendment as amended by the Tenth Amendment, Section 1(f) of the Tenth Amendment is modified such that the permitted Lender Concessions amount is hereby increased by $1,000,000 to $16,000,000 (plus $1,000,000 per month commencing April 1, 2004 which may be used for Lender Concessions); provided, however, that $5,000,000 of the aforementioned increase is subject to the condition subsequent that Interpool's form 10-Q for the period ended June 30, 2003 is filed in accordance with the time period set forth above, and provided further, that if the UBS Credit Facility is refinanced (in whole or in part) prior to the filing of Interpool's form 10-Q for the period ended June 30, 2003 with the proceeds of the Anticipated Finance Transaction, the Lender Concessions amount shall be limited to $8,000,000.

                 (i) The following definitions found in Section 1 of the Loan Agreement shall be deemed, as of September 30, 2004, to be amended and restated in their entirety as follows:

Direct Finance Lease - Any Lease which is included as a “direct finance lease” in the Financial Statements other than a Direct Finance Lease which (i) is subject to a Lien other than a Permitted Lien, or the Lien of Lenders and/or Agent, (ii) has payments owing there under that more than 120 days past due, (iii) the Lessee under such Lease is the subject of any bankruptcy, reorganization, liquidation, dissolution or receivership proceeding or case, or (iv) has been restructured, rewritten or otherwise modified due to a Lessee who is unable to meet its obligations under the Lease.

Eligible Leased Property -Any and all Leased Property, comprised of intermodal dry cargo and specialized containers and intermodal container chassis and trailers (unless otherwise agreed to in writing by Agent and the SuperMajority Lenders) in the possession of a Lessee or located a depots utilized by a Lessee and/or any Borrower other than Leased Property (i) which is leased under a Direct Finance Lease, (ii) which is subject to Lien other than a Permitted Lien or Lien of Lenders and/or Agent, (iii) which is lost, stolen or destroyed, (iv) which is subject to a Lease that has payments owing there under that are more than 120 days past due, (v) where the corresponding Lessee of the corresponding Lease is the subject of any bankruptcy, reorganization, liquidation, dissolution or receivership proceeding or case, or (vi) where the corresponding Lease has been restructured, rewritten or otherwise modified due to a Lessee who is unable to meet its obligations under the Lease. Eligible Leased Property does not include raw materials, work-in-process, packaging materials, supplies and other similar items.

                 (j) Section 6.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

6.1 Payment of Taxes, Claims and Other Amounts: Each Borrower shall pay, before they become delinquent, unless otherwise stated below:

(a) all taxes, assessments, fines, costs, penalties and governmental charges or levies imposed upon it or upon such Borrower's Property,

(b) all claims or demands, which in the aggregate exceed $2,000,000, of materialmen, mechanics, carriers, warehousemen, landlords and other Persons entitled to the benefit of statutory or common law Liens, which if unpaid, would result in the imposition of a Lien on any Borrower or any of its Properties; and

(c) all amounts owing by Borrowers to equipment manufacturers and/or equipment vendors ("Equipment Payables") that are hereafter incurred, within thirty (30) days from the due date thereof and such Equipment Payables shall not be evidenced by a promissory note or converted to extended terms (except in conjunction with any future long term financing with a maturity date of not less than three (3) years from the closing date of such financing) payable by Borrowers to such equipment manufacturers and/or equipment vendors;

provided, however, that such Borrower shall not be required to pay any such account payable, tax, assessment, charge, levy, claim or demand if, the amount, applicability or validity thereof shall at the time be contested in good faith and by appropriate proceedings by such Borrower, and if such Borrower shall have set aside on its books adequate reserves in respect thereof, in accordance with GAAP; provided further that in the case of Equipment Payables, aggregate availability under the Borrowing Base shall be determined assuming payment of all Equipment Payables within thirty (30) days of the due date thereof; which deferment of payment is permissible, but if any Lien other than a Permitted Lien, has been entered or such Borrower’s title to, and its right to use, the Collateral are adversely affected thereby, such Collateral shall immediately cease to be included in the Borrowing Base.

           2. Delayed Financial Statements. Notwithstanding anything to the contrary contained in the Loan Agreement as previously amended by the Eighth, Ninth and Tenth Amendments, the term "Delayed Financial Statements" shall include, without limitation, the Financial Statements filed by Interpool included in the form 10-K delivered to the SEC on January 9, 2004 for the fiscal year ended December 31, 2002 and the Financial Statements to be included in Interpool's form 10-K and/or 10-Q reports to be delivered to the SEC for the following periods:

March 31, 2003 June 30, 2003 September 30, 2003 December 31, 2003 March 31, 2004 June 30, 2004 September 30, 2004

           3. Amendment Fees and Expenses. In consideration for the accommodations and amendments made herein, Borrowers shall pay to each Lender approving this Eleventh Amendment on or before February 26, 2004 an "Amendment Fee" equal to a total of ten (10) basis points (consisting of five (5) basis points for approval of the extension of time for delivery and filing of the Delayed Financial Statements and five (5) basis points for approval of the amendment to 8.1(o) of the Loan Agreement) of each approving Lender's Pro Rata Share under the Credit Facility. In furtherance of Borrowers continuing obligation to pay the Expenses of Agent and Lenders, Borrowers shall promptly pay all reasonable Expenses (including without limitation attorneys' fees) incurred by, Agent and Lenders through the date hereof.

           4. Representations and Warranties. Borrowers represent and warrant to Lenders:

                 (a) By execution of this Eleventh Amendment, Borrowers reconfirm all warranties and representations made to Lenders under the Loan Agreement and Loan Documents and restate such warranties and representations as of the date hereof, other than with respect to Section 5.11(e) of the Loan Agreement as it relates solely to the Delayed Financial Statements and Section 5.3 of the Loan Agreement as it relates solely to the judgments, judicial or administrative orders, proceedings or investigations pending or threatened against any Borrower, as set forth on Schedule 4(a) attached to the Tenth Amendment. All such warranties and representations shall be deemed continuing until all of the Obligations owing to Agent and Lenders are paid and satisfied in full.

                 (b) The execution and delivery by Borrowers of this Eleventh Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary corporate action, and (iii) except for the Delayed Financial Statements, are not and will not be in contravention of any order of court or other agency of government, of law or of any indenture, agreement or undertaking to which such Borrower is a party or by which the property of such Borrower is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking, or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Borrower.

                 (c) Each document and agreement executed and delivered in connection herewith will be valid, binding and enforceable in accordance with their respective terms.

                 (d) After giving effect to this Eleventh Amendment and the execution of similar waivers and amendments by the Borrowers' other lenders or debt-holders (to the extent necessary), no Default or Event of Default is outstanding.

                 (e) Immediately prior to and after giving effect to this Eleventh Amendment and the execution of similar waivers and amendments by other lenders, with respect to each Borrower (i) the fair value of its assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated, (ii) the present fair saleable value of its assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (iii) it is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (iv) it does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (v) it is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

                 (f) As of the date hereof, the Equipment Payables are in the amount of $52,095,000.

           5. No Waiver. Except as otherwise provided herein, this Eleventh Amendment and any assignment or other instrument does not and shall not be deemed to constitute a waiver by Agent or Lenders of any Event of Default under the Loan Documents, including without limitation, the Notes, or the Loan Agreement, of any event which with the passage of time or the giving of notice or both would constitute an Event of Default, nor does it obligate Agent, or Lenders to agree to any further modifications of the terms of any of the Loan Documents or constitute a waiver of any other rights or remedies of Agent or Lenders. 6. Collateral. Borrowers covenant, confirm and agree that as security for the repayment of the Obligations, and any extensions, renewals, replacements, restructurings, or modifications thereof, Lenders have, and shall continue to have, a continuing first perfected lien on and security interest in all of the Collateral. Borrowers acknowledge and agree that nothing herein contained in any way impairs Lenders' rights or priority in such security.

           7. Effectiveness Conditions. This Eleventh Amendment shall be effective upon completion of the following conditions precedent (all documents to be in form and substance satisfactory to Lenders, Agent and Agent's counsel) (the "Effective Date"):

                 (a) Execution and delivery by Borrowers to Lenders of this Eleventh Amendment;

                 (b) Delivery to Agent and Lenders evidence, in form and substance satisfactory to Agent, that all waivers and/or amendments relating to the CP Supplement have been obtained; and

                 (c) Certificate of Senior Officer certifying that Borrowers have received all necessary waivers of any defaults or unmatured events of default under all other credit facilities and/or financing arrangements among Borrowers, or any of them, and any of their creditors and/or lenders.

           8. Ratification of Loan Documents. Except as expressly set forth herein, all of the terms and conditions of the Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. Each Borrower acknowledges by its signature below, that this Eleventh Amendment shall not alter, release, discharge or otherwise affect any of its obligations under any Loan Document.

           9. Governing Law. This Eleventh Amendment shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

           10. Integration. Except as expressly provided herein, all terms and conditions of the Loan Documents remain in full force and effect, unless such terms or conditions are no longer applicable by their terms. To the extent the provisions of this Eleventh Amendment are expressly inconsistent with the provisions of the Loan Documents, the provisions of this Eleventh Amendment shall control.

           11. Release. As further consideration for the agreement of Lenders and Agent to grant the accommodations set forth herein, each Borrower acknowledges and agrees that: (a) no Borrower has any claim or cause of action against the Agent or any Lender (or any of its respective directors, officers, employees or agent); (b) no Borrower has any offset right, counterclaim or defense of any kind against any of their respective obligations, indebtedness or liabilities to the Agent or any Lender; and (c) each of the Agent and the Lenders has heretofore properly performed and satisfied in a timely manner all of its obligations to each Borrower. The Borrowers wish to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Agent's and the Lenders' rights, interests, contracts, collateral security or remedies. Therefore, each Borrower unconditionally releases, waives and forever discharges (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Agent or any Lender to any Borrower, except the obligations to be performed by the Agent or any Lender on or after the date hereof as expressly stated in this Eleventh Amendment, the Loan Agreement and the other Loan Documents, and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which any Borrower might otherwise have against the Agent, any Lender or any of its directors, officers, employees or agent, in either case (i) or (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

           12. Counterparts and Facsimile. This Eleventh Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signatures by facsimile shall bind the parties hereto.

           ACKNOWLEDGED AND AGREED TO AND INTENDING TO BE LEGALLY BOUND as of the day and year first above written.

BORROWERS:	INTERPOOL, INC. By:/s/ James F. Walsh James F. Walsh

INTERPOOL LIMITED By:/s/ Richard W. Gross Richard W. Gross, EVP

TRAC LEASE, INC. By:/s/ William Geoghan William Geoghan, VP

INTERPOOL FINANCE CORP. By:/s/ William A. Geoghan William A. Geoghan, SVP

LENDERS	PNC BANK, NATIONAL ASSOCIATION, as Agent, Syndication Agent and Lender By:

FLEET NATIONAL BANK, as Documentation Agent and Lender By:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Lender By:

JPMORGAN CHASE BANK, as Lender By:

CREDIT LYONNAIS AMERICAS, as Lender By:

CREDIT LYONNAIS AMERICAS, as Lender By:

UNION BANK OF CALIFORNIA, N.A., as Lender By:

LASALLE BANK NATIONAL ASSOCIATION, as Lender By:

NATIONAL CITY BANK, as Lender By:

HSH NORDBANK AG, NEW YORK BRANCH, as Lender By:

Schedule A

        Date of Reduction of
        Maximum Credit Limit                Maximum Credit Limit
   ---------------------------------   --------------------------------
     March 15, 2004                            $190,000,000
     April 1, 2004                             $186,500,000
     May 1, 2004                               $183,000,000
     June 1, 2004                              $179,500,000
     July 1, 2004                              $176,000,000
     August 1, 2004                            $172,000,000
     September 1, 2004                         $168,500,000
     October 1, 2004                           $165,000,000
     November 1, 2004                          $161,500,000
     December 1, 2004                          $158,000,000
     January 1, 2005                           $154,500,000
     February 1, 2005                          $151,000,000
     March 1, 2005                             $147,500,000
     April 1, 2005                             $144,000,000
     May 1, 2005                               $140,500,000
     June 1, 2005                              $137,000,000
     July 1, 2005                              $133,500,000
     July 31, 2005                             $0